Exhibit 3.1

for REGISTRAR OF CORPORATE AFFAIRS 13th day of December, 2021 TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS COMPANIES ACT, 2004 CERTIFICATE OF INCORPORATION (SECTION 7) The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with, LEET Inc. BVI COMPANY NUMBER: 2085538 is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 13th day of December, 2021. 66B5EC5149